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                                                         [ANDERSEN LOGO]

                                                         ARTHUR ANDERSEN LLP

Mr. John Morelli                                         SUITE 2500
Chief Financial Officer                                  133 Peachtree Street NE
Firearms Training Systems, Inc.                          Atlanta, GA 30303-1816
7340 McGinnis Ferry Road
Suwanee, GA 30024                                        Tel 404 858 1776

                                                         wwww.andersen.com
April 30, 2002


Dear Mr. Morelli:

We have read the four paragraphs of Item 4 included in the Form 8-K/A dated April 30, 2002 of Firearms Training Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP